                                                                    EXHIBIT 99.2



--------------------------------------------------------------------------------


                                    AGREEMENT

                                      among

                                SPX CORPORATION,

                     COMPUTER NETWORK TECHNOLOGY CORPORATION

                                       and

                             BASKETBALL CORPORATION



                            Dated as of April 6, 2003



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
ARTICLE I             CONVERSION OF CLASS A COMMON STOCK AND STOCK PURCHASE.......................................1
Section 1.1.          Conversion of Class A Common Stock..........................................................1
Section 1.2.          The Stock Purchase..........................................................................1
Section 1.3.          Closing of the Stock Purchase...............................................................2

ARTICLE II            THE MERGER; EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT CORPORATIONS;
                      PAYMENT OF THE MERGER CONSIDERATION.........................................................2
Section 2.1.          The Merger..................................................................................2
Section 2.2.          Effects of the Merger.......................................................................2
Section 2.3.          Certificate of Incorporation and Bylaws.....................................................2
Section 2.4.          Directors; Officers.........................................................................2
Section 2.5.          Conversion of Securities....................................................................2
Section 2.6.          Exchange of Certificates....................................................................3
Section 2.7.          Stock Transfer Books........................................................................5
Section 2.8.          Company Stock Options.......................................................................5
Section 2.9.          Dissenters' Rights..........................................................................5

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SPX.......................................................6
Section 3.1.          Organization, Qualification, Etc. ..........................................................6
Section 3.2.          Capital Stock...............................................................................7
Section 3.3.          Corporate Authority; No Violation...........................................................8
Section 3.4.          Reports and Financial Statements............................................................9
Section 3.5.          No Undisclosed Liabilities..................................................................9
Section 3.6.          Compliance with Laws.......................................................................10
Section 3.7.          Environmental Laws.........................................................................10
Section 3.8.          Employee Benefit Plans.....................................................................11
Section 3.9.          Absence of Certain Changes or Events.......................................................13
Section 3.10.         Litigation.................................................................................13
Section 3.11.         Title to Assets............................................................................13
Section 3.12.         Intellectual Property......................................................................13
Section 3.13.         Material Contracts.........................................................................15
Section 3.14.         Labor Matters..............................................................................16
Section 3.15.         Tax Matters................................................................................16
Section 3.16.         Off-Balance Sheet Transactions.............................................................17
Section 3.17.         Customers..................................................................................17
Section 3.18.         Takeover Laws..............................................................................17
Section 3.19.         Finders or Brokers.........................................................................17

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF CNT AND MERGER SUB.......................................18
Section 4.1.          Organization, Qualification, Etc. .........................................................18
Section 4.2.          Corporate Authority; No Violation..........................................................18
Section 4.3.          Litigation.................................................................................19
Section 4.4.          Opinion of Financial Advisor...............................................................20
Section 4.5.          Funding....................................................................................20

ARTICLE V             COVENANTS AND AGREEMENTS...................................................................20
Section 5.1.          Conduct of Business........................................................................20
Section 5.2.          Investigation..............................................................................21
Section 5.3.          Additional Reports.........................................................................22
Section 5.4.          Reasonable Best Efforts....................................................................22
Section 5.5.          Takeover Statutes..........................................................................22
Section 5.6.          No Solicitation............................................................................23
Section 5.7.          Public Announcements.......................................................................23
Section 5.8.          Indemnification and Insurance..............................................................23
Section 5.9.          Notification of Certain Matters............................................................24
Section 5.10.         Section 16(b) Approvals....................................................................24
Section 5.11.         Employee Plans and Benefit Arrangements....................................................24
Section 5.12.         IPO Litigation.............................................................................26
Section 5.13.         Transfer Restrictions......................................................................27

ARTICLE VI            CONDITIONS.................................................................................27
Section 6.1.          Conditions to Each Party's Obligation to Effect the Stock Purchase.........................27
Section 6.2.          Conditions to Obligations of CNT and Merger Sub to Effect the Stock Purchase...............27
Section 6.3.          Conditions to Obligations of SPX to Effect the Stock Purchase..............................28

ARTICLE VII           TERMINATION................................................................................29
Section 7.1.          Termination or Abandonment.................................................................29
Section 7.2.          Effect of Termination......................................................................29

ARTICLE VIII          MISCELLANEOUS..............................................................................30
Section 8.1.          No Survival of Representations and Warranties..............................................30
Section 8.2.          Expenses...................................................................................30
Section 8.3.          Counterparts; Effectiveness................................................................30
Section 8.4.          Governing Law; Consent to Jurisdiction.....................................................30
Section 8.5.          Notices....................................................................................31
Section 8.6.          Assignment; Binding Effect.................................................................31
Section 8.7.          Severability...............................................................................32
Section 8.8.          Enforcement of Agreement...................................................................32
Section 8.9.          Entire Agreement; Third Party Beneficiaries................................................32
Section 8.10.         Headings...................................................................................32
Section 8.11.         Certain Definitions........................................................................32

EXHIBIT A             Form of Amended and Restated Certificate of Incorporation of the Company

                             INDEX OF DEFINED TERMS

TERM                                                                                                      PAGE
----                                                                                                      ----
Affiliates..................................................................................................33
Agreement....................................................................................................1
Bear Stearns................................................................................................20
Certificate of Ownership and Merger..........................................................................2
Class A Common Stock.........................................................................................1
Class B Common Stock.........................................................................................1
Closing......................................................................................................2
Closing Date.................................................................................................2
CNT..........................................................................................................1
CNT Common Stock.............................................................................................5
CNT Contracts...............................................................................................19
CNT Disclosure Letter.......................................................................................18
CNT Exchange Option..........................................................................................5
Code.........................................................................................................4
Company Affiliated Group....................................................................................25
Company Common Stock.........................................................................................1
Company Compensation and Benefit Plans......................................................................11
Company Contracts............................................................................................8
Company Disclosure Letter....................................................................................6
Company Employees...........................................................................................25
Company ERISA Affiliate.....................................................................................12
Company Intellectual Property Licenses......................................................................14
Company Pension Plan........................................................................................12
Company Preferred Stock......................................................................................7
Company SEC Reports..........................................................................................9
Company Stock Certificate....................................................................................3
Company Stock Options........................................................................................8
Compensatory Equity.........................................................................................26
Competing Transaction.......................................................................................23
Confidentiality Agreement...................................................................................22
Contracts....................................................................................................8
Defense Costs...............................................................................................27
Delaware Secretary of State..................................................................................2
DGCL.........................................................................................................1
Dissenting Company Shares....................................................................................6
DSC..........................................................................................................1
Effective Time...............................................................................................2
Encumbrances.................................................................................................7
Environmental Decrees.......................................................................................11
ERISA.......................................................................................................12
Event........................................................................................................6

Exchange Act.................................................................................................9
Exchange Agent...............................................................................................3
Exchange Fund................................................................................................3
Expenses....................................................................................................30
Former Company Shareholder...................................................................................3
GAAP........................................................................................................10
Governmental Entity..........................................................................................9
Hazardous Substances........................................................................................11
HSR Act......................................................................................................9
Indemnification.............................................................................................24
Indemnified Parties.........................................................................................24
Intellectual Property Rights................................................................................15
IPO Amounts.................................................................................................27
IPO Litigation..............................................................................................27
Judgment....................................................................................................27
Laws........................................................................................................10
Litigation..................................................................................................11
Material Adverse Effect on CNT..............................................................................18
Material Adverse Effect on the Company.......................................................................6
Merger.......................................................................................................1
Merger Consideration.........................................................................................3
Merger Sub...................................................................................................1
Multi-Employer Plan.........................................................................................13
Nasdaq.......................................................................................................6
Option Exchange Ratio........................................................................................5
Other Compensation..........................................................................................26
Pension Plan................................................................................................12
person......................................................................................................33
Policies....................................................................................................27
Regulation S-K..............................................................................................10
Sarbanes-Oxley Act..........................................................................................10
SEC..........................................................................................................5
Securities Act...............................................................................................9
Share Arrangements...........................................................................................7
SPX..........................................................................................................1
SPX Class B Common Stock.....................................................................................1
SPX D&O Policy..............................................................................................24
Stock Purchase...............................................................................................2
Stock Purchase Consideration.................................................................................2
Subsidiaries................................................................................................33
Surviving Corporation........................................................................................1
Tax Return..................................................................................................17
Taxes.......................................................................................................17
Transaction Consideration....................................................................................3

                  THIS AGREEMENT, dated as of April 6, 2003 (this "Agreement"), is among SPX Corporation, a Delaware corporation ("SPX"), Computer Network Technology Corporation, a Minnesota corporation ("CNT") and Basketball Corporation, a Delaware corporation and wholly owned subsidiary of CNT ("Merger Sub").

                  WHEREAS, SPX, through a wholly owned subsidiary, Domestic Subsidiary Corporation ("DSC"), owns 74,768,333 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of Inrange Technologies Corporation, a Delaware corporation (the "Company"), constituting all of the outstanding shares of Class A Common Stock;

                  WHEREAS, pursuant to the certificate of incorporation of the Company, each share of Class A Common Stock is convertible into one share of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock" and, collectively with the Class A Common Stock, the "Company Common Stock");

                  WHEREAS, CNT desires that Merger Sub purchase, and Merger Sub desires to purchase, all of the Company Common Stock owned by DSC and, immediately following such purchase, merge (the "Merger") with and into the Company pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL") with the Company as the surviving corporation in the Merger (the "Surviving Corporation"); and

                  WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Stock Purchase (as defined in Section 1.2) and the Merger and also to prescribe various conditions to the Stock Purchase.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

              CONVERSION OF CLASS A COMMON STOCK AND STOCK PURCHASE

                  Section 1.1. Conversion of Class A Common Stock. Upon the terms and subject to the provisions set forth in this Agreement, and in accordance with Section (b)(v)(A) of Article IV of the Company's certificate of incorporation, on or prior to the Closing Date (as defined in Section 1.3) SPX shall cause DSC to convert all of its 74,768,333 shares of Class A Common Stock into 74,768,333 shares of Class B Common Stock (the "SPX Class B Common Stock").

                  Section 1.2. The Stock Purchase. Upon the terms and subject to the provisions set forth in this Agreement, at the Closing (as defined in Section 1.3), SPX shall cause DSC to sell, transfer and deliver to Merger Sub, and CNT shall cause Merger Sub to, and Merger Sub shall, purchase from DSC, all right, title and interest in and to the SPX Class B Common Stock (the "Stock Purchase") for a purchase price per share of $2.3132 in cash, or $172,954,108 in the aggregate (such aggregate consideration, the "Stock Purchase Consideration").

                  Section 1.3. Closing of the Stock Purchase. The closing of the Stock Purchase (the "Closing") will take place at 10:00 a.m., local time, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 on the second business day after the first date that the condition set forth in Section 6.1(a) has been satisfied or waived, unless another place, time or date is agreed to by the parties hereto (such time on such date, the "Closing Date"). At the Closing, (i) SPX shall deliver to Merger Sub certificates representing the SPX Class B Common Stock, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning such shares in blank, and (ii) Merger Sub shall, and CNT shall cause Merger Sub to, pay by wire transfer to an account designated by SPX immediately available funds in the amount of $172,954,108.


                                   ARTICLE II

              THE MERGER; EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT CORPORATIONS; PAYMENT OF THE MERGER CONSIDERATION

                  Section 2.1. The Merger. On the terms and subject to the provisions of this Agreement, immediately following the Closing, Merger Sub (i) shall file with the Secretary of State for the State of Delaware (the "Delaware Secretary of State") a certificate of ownership and merger or other appropriate documents (the "Certificate of Ownership and Merger") setting forth a copy of the resolution of its board of directors to effect the Merger and the date of the adoption thereof and the other provisions required by Section 253 of the DGCL and (ii) shall make all other filings or recordings required under the DGCL as may be necessary to effect the Merger. The Merger shall become effective at the time of the filing of the Certificate of Ownership and Merger with the Delaware Secretary of State in accordance with Section 253 of the DGCL (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  Section 2.2. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  Section 2.3. Certificate of Incorporation and Bylaws. (a) The Company's certificate of incorporation in effect immediately prior to the Effective Time shall be amended and restated in its entirety at the Effective Time to read as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended.

                  (b) The bylaws of Merger Sub as in effect immediately prior to the Closing shall be the bylaws of the Surviving Corporation until thereafter amended.

                  Section 2.4. Directors; Officers. The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected and qualified.

                  Section 2.5. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, CNT, the Company or their respective shareholders:

                  (a) Each share of Class B Common Stock owned by CNT or any direct or indirect wholly owned Subsidiary (as defined in Section 8.11) of CNT (including Merger Sub) immediately prior to the Effective Time shall be canceled and extinguished, without any conversion thereof, and no payment shall be made with respect thereto.

                  (b) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned Subsidiary of CNT.

                  (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, except as otherwise provided in Section 2.5(a) and Section 2.9, shall be converted into the right to receive $2.3132 in cash. The aggregate cash consideration to be paid in the Merger with respect to the shares of Company Common Stock is referred to herein as the "Merger Consideration" and together with the Stock Purchase Consideration is referred to herein as the "Transaction Consideration."

                  (d) From and after the Effective Time, all shares of Company Common Stock converted in accordance with Section 2.5(c) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate evidencing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a "Company Stock Certificate") shall cease to have any rights with respect thereto except the right to receive the Merger Consideration in respect thereof. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with Section 2.5(b).

                  Section 2.6. Exchange of Certificates. (a) CNT shall, promptly following the Effective Time, deposit the Merger Consideration with an exchange agent designated by CNT and reasonably acceptable to SPX (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.6 (such deposit being hereinafter referred to as the "Exchange Fund").

                  (b) As soon as reasonably practicable after the Effective Time, CNT will instruct the Exchange Agent to mail to each holder of record of Company Stock Certificates whose shares were converted into the right to receive cash pursuant to Section 2.5(c) (each such holder, a "Former Company Shareholder") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon proper delivery of Company Stock Certificates to the Exchange Agent and shall be in such form and have such other provisions as CNT and SPX may reasonably specify) and (ii) instructions for use in effecting the surrender of Company Stock Certificates. Upon surrender to the Exchange Agent of a Company Stock Certificate for cancellation, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the amount of cash which such holder is entitled to pursuant to Section 2.5(c), and the Company Stock Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, cash may be paid in accordance with this Article II to a transferee if the Company Stock Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.6, each Company Stock Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration payable in respect thereof.

                  (c) All cash paid upon the surrender for exchange of Company Stock Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Company Stock Certificates.

                  (d) The Exchange Agent shall invest on a daily basis the cash in the Exchange Fund, as directed by CNT. Any portion of the Exchange Fund that remains undistributed to the holders of shares of Company Common Stock for six months after the Effective Time shall be delivered to CNT, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to CNT for payment of their claim for the Merger Consideration payable in respect thereof.

                  (e) None of CNT, the Company, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law (as defined in Section 3.6(a)). If any Company Stock Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable in respect of the shares of Company Common Stock evidenced by such Company Stock Certificates would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.3(c)), any such Merger Consideration (and any such dividends or distributions) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of all claims or interest of any person previously entitled thereto.

                  (f) CNT and the Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as CNT or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of Law relating to Taxes (as defined in Section 3.15). To the extent that amounts are so withheld by CNT or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding were made by CNT or the Surviving Corporation.

                  (g) If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by CNT, the posting by such person of a bond in such reasonable amount as CNT may direct as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Merger Consideration payable in respect thereof.

                  Section 2.7. Stock Transfer Books. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by Law.

                  Section 2.8. Company Stock Options. Prior to the Effective Time, CNT shall, and SPX shall cause the Company to, take all such actions as may be necessary to cause each Company Stock Option (as defined in Section 3.2) to be automatically converted at the Effective Time into an option (a "CNT Exchange Option") to purchase that number of shares of common stock, par value $0.01 per share, of CNT (the "CNT Common Stock"), together with the associated CNT stock purchase rights, equal to the number of shares of Company Common Stock issuable immediately prior to the Effective Time upon exercise of such Company Stock Option (without regard to actual restrictions on exercisability) multiplied by the Option Exchange Ratio (as hereinafter defined), with an exercise price equal to the exercise price which was in effect under such Company Stock Option immediately prior to the Effective Time divided by the Option Exchange Ratio, and with such CNT Exchange Option being otherwise subject to the same terms and conditions as the terms and conditions of such Company Stock Option immediately before the Effective Time, but giving effect to the Stock Purchase. It is the intention of the parties that the CNT Exchange Options qualify immediately following the Effective Time as incentive stock options as defined in Section 422 of the Code if and to the extent such Company Stock Options qualified as incentive stock options immediately prior to the Effective Time. In connection with the issuance of CNT Exchange Options, CNT shall (i) from and after the Effective Time, upon exercise of CNT Exchange Options, make available for issuance all shares of CNT Common Stock covered thereby (together with the associated CNT stock purchase rights), subject to the terms and conditions applicable thereto, and (ii) within 10 days following the Effective Time, file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 covering the shares to be issued upon exercise of the CNT Exchange Options. For purposes of this Section 2.8, the "Option Exchange Ratio") shall mean a fraction, the numerator of which is $2.3132, and the denominator of which is the closing sale price of a share of CNT Common Stock on the Nasdaq National Market System ("Nasdaq") on the trading day immediately preceding the date of this Agreement.

                  Section 2.9. Dissenters' Rights. CNT shall, and shall cause the Surviving Corporation to, comply with the provisions of Section 262 of the DGCL. Each share of Company Common Stock, the holder of which has perfected its right to dissent under Section 262 of the DGCL and has not effectively withdrawn or lost that right (the "Dissenting Company Shares"), shall not be converted into or represent a right to receive the Merger Consideration payable with respect thereto, and such holder shall be entitled only to payment from the Surviving Corporation of the fair value of such Dissenting Company Shares in accordance with the DGCL. If a holder of Dissenting Company Shares fails to perfect, withdraws or loses its right to dissent, such Dissenting Company Shares shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration payable with respect thereto, without interest thereon, upon surrender of the Company Stock Certificates previously evidencing such Dissenting Company Shares in accordance with this
Article II.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF SPX

                  SPX represents and warrants to CNT and Merger Sub that except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to CNT by SPX concurrently with entering into this Agreement (the "Company Disclosure Letter") or as set forth in the Company's 2002 Form 10-K:

                  Section 3.1. Organization, Qualification, Etc. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Company. As used in this Agreement, any reference to any state of facts, circumstance, event, change, occurrence, development or effect ("Event") having a "Material Adverse Effect on the Company" means an Event that (i) has had, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or substantially delay consummation of the transactions contemplated by this Agreement; provided that none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect on the Company: (x) any change in the market price or trading volume of the Company Common Stock after the date hereof; or (y) any adverse effect on the Company (provided there is not a materially disproportionate effect on the Company), attributable solely to conditions affecting the industries in which the Company participates, the U.S. economy as a whole or foreign economies in any locations where the Company or any of its Subsidiaries has material operations or sales, including as a result of a worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date hereof. The copies of the Company's certificate of incorporation and bylaws which have been delivered to CNT are complete and correct and in full force and effect.

                  (b) Each of the Company's Subsidiaries is an entity duly organized, validly existing and in good standing (where applicable) under the Laws of its jurisdiction of incorporation or organization, has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so organized, existing, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all liens, claims, security interests, charges or other encumbrances ("Encumbrances"), except for Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no existing options, warrants, rights of first refusal, conversion rights, preemptive rights, calls, commitments, arrangements or obligations of any character ("Share Arrangements") relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of the Company. None of the certificates of incorporation or bylaws or other organizational documents of any of the Company's Subsidiaries purport to grant rights to any person other than
(1) customary rights given to all shareholders pro rata in accordance with their holdings and (2) standard rights of indemnification of directors and officers. The Company has delivered to CNT complete and correct copies of the certificate of incorporation and bylaws or other organizational documents of each of the Company's Subsidiaries.

                  A complete listing of the Company's Subsidiaries is set forth in Section 3.1(b) of the Company Disclosure Letter. Except for the Company's Subsidiaries listed in Section 3.1(b) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or other person.

                  Section 3.2. Capital Stock. (a) The authorized stock of the Company consists of 150,000,000 shares of Class A Common Stock, 250,000,000 shares of Class B Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of March 31, 2003, (x) 75,633,333 shares of Class A Common Stock were issued and outstanding and no shares were held in treasury, (y) 6,505,118 shares of Class B Common Stock were issued and outstanding and 2,349,882 shares were held in treasury, and (z) no shares of Company Preferred Stock were issued and outstanding. All of the outstanding shares of Company Common Stock have been validly issued and are fully paid and non-assessable. As of March 31, 2003, there were no outstanding Share Arrangements to which the Company is a party relating to the issued or unissued capital stock or other securities of, or other ownership interests in, the Company other than:

                           (i) options to purchase an aggregate of 6,943,350
shares of Class B Common Stock granted under the Company 2000 Stock Compensation Plan (such options, together with any options issued after the date hereof in compliance with Section 5.1 of the Company Disclosure Letter, the "Company Stock Options"); and

                           (ii) rights to purchase shares of Class B Common
Stock during the current offering period ending April 30, 2003 under the Company's Employee Stock Purchase Plan.

                  (b) Since March 31, 2003, there have been no increases to any of the amounts set forth in Section 3.2(a), other than increases in the number of outstanding shares of Class B Common Stock by reason of issuances of shares of Class B Common Stock upon exercise of any of the Company Stock Options enumerated in clause (i) of Section 3.2(a), which issuances have reduced the number in clause (i) of Section 3.2(a) by a corresponding amount, nor has the Company modified, amended or entered into new Share Arrangements.

                  Section 3.3. Corporate Authority; No Violation. (a) SPX is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. SPX has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The Board of Directors of SPX, by unanimous written consent, has approved this Agreement and authorized the execution and delivery by SPX of this Agreement and the performance by SPX of its obligations hereunder, and no other corporate proceedings on the part of SPX are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SPX and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding agreement of SPX, enforceable against SPX in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The sale by DSC of the SPX Class B Common Stock has been duly and validly authorized by the Board of Directors of DSC and approved by SPX, its sole shareholder, and no other corporate proceedings on the part of DSC are necessary to authorize the sale of the SPX Class B Common Stock.

                  (b) The execution, delivery and performance of this Agreement by SPX do not, and the consummation by SPX of the transactions contemplated hereby, the sale by DSC of the SPX Class B Common Stock and the consummation of the Merger will not, constitute or result in (with or without notice, lapse of time, or both) (i) a breach or violation of, or a default under, or the creation of any rights in favor of any party under, the certificate of incorporation or bylaws of SPX, DSC or the Company, (ii) a breach or violation of, or a default under, or an acceleration of any obligations under, or the creation of an Encumbrance on the assets of SPX, DSC, the Company or any of the Company's Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, understanding, lease, contract, note, mortgage, indenture, arrangement, nongovernmental permit or license or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries ("Company Contracts") or SPX or DSC, or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 3.3(c)) any applicable Law or Decree (as defined in Section 3.6(b)) or governmental permit or license to which SPX, DSC, the Company or any of the Company's Subsidiaries is subject, or (iii) any change in the rights or obligations of any party under any of the Company Contracts, except in the case of clause (ii) or (iii) for any breach, violation, default, acceleration, creation of rights or Encumbrances or change that would not, individually or in the aggregate, have a Material Adverse Effect on the Company; provided that no representation or warranty is made as to any CNT Contracts (as defined in Section 4.2) which may fall within the definition of Company Contracts, or as to any Law or Decree which may become applicable to the Company or its Subsidiaries, or as to any permit or license to which the Company or its Subsidiaries may become subject, after the Closing and before the Effective Time.

                  (c) Other than in connection with or in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and the securities or blue sky Laws of the various states and other than the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any governmental, administrative or regulatory body or authority ("Governmental Entity") (other than those to be obtained or made by CNT or Merger Sub), and no authorization, consent or approval of, or notice to, any party under any of the Company Contracts, is necessary for the consummation by SPX of the transactions contemplated by this Agreement, the sale by DSC of the SPX Class B Common Stock or the consummation of Merger, except for such authorizations, consents, approvals, filings and notices that, if not obtained, made or given, would not, individually or in the aggregate, have a Material Adverse Effect on the Company (and subject to the proviso at the end of Section 3.3(b)).

                  (d) DSC is the record owner and SPX is the beneficial owner of all of the outstanding shares of Class A Common Stock, such ownership is free and clear of all Encumbrances and no person or entity other than SPX and DSC has any right, whether or not shared, to vote or dispose of, or to control or direct the voting or disposition of, any of such shares. Except for this Agreement, neither SPX nor DSC is a party to any voting trust, proxy or other Share Arrangement with respect to the Class A Common Stock.

                  Section 3.4. Reports and Financial Statements. The Company has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1999 under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, including without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act (including requirements as to the filing of exhibits), (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) with respect to Company SEC Reports filed after July 30, 2002, at the time filed complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), including, without limitation, that, to the extent required, each periodic report was accompanied by the certifications required by Section 906 and Section 302 of the Sarbanes-Oxley Act and included the disclosure required by Item 307 of Regulation S-K promulgated by the SEC ("Regulation S-K"). The audited consolidated financial statements and unaudited consolidated interim financial statements included or incorporated by reference in the Company SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows and other information included therein for the periods set forth therein, in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, in the case of interim financial statements, where appropriate, to normal year-end adjustments that would not, individually or in the aggregate, be material in amount or effect).

                  Section 3.5. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise (and whether or not the subject of any other representation or warranty hereunder), except (a) liabilities or obligations disclosed or reserved against in the audited consolidated financial statements of the Company as of and for the year ended December 31, 2002 included in the Company SEC Reports or disclosed in the footnotes thereto or otherwise disclosed in the Company's 2002 Form 10-K, and (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.6. Compliance with Laws. The Company and each of its Subsidiaries each:

                  (a) is in compliance with all applicable federal, state, local and foreign statutes and laws, and all regulations, ordinances and rules promulgated thereunder (collectively, "Laws");

                  (b) is not subject to any judgments, orders, rulings, injunctions or decrees of any Governmental Entity ("Decrees");

                  (c) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to conduct its businesses substantially as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to SPX's knowledge, no suspension or cancellation of any of them is threatened; and

                  (d) has received, since December 31, 2000, no notification or communication from any Governmental Entity (i) asserting that it is not in compliance with any Laws or Decrees, (ii) threatening to revoke any permit, license, authorization, order or approval, or (iii) failing to approve any proposed acquisition, or stating such Governmental Entity's intention not to approve an acquisition proposed to be effected by it within a certain time period or indefinitely;

except where the failure of any of the foregoing to be true would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.7. Environmental Laws. (a) Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the knowledge of SPX, threatened, actions, causes of action, claims, investigations, or proceedings ("Litigation") (whether civil, criminal, administrative or arbitral) by any Governmental Entity or other person alleging liability or damages under or non-compliance with any Environmental Law (as hereinafter defined) which, if determined adversely to the Company or such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) neither the Company nor any of its Subsidiaries is in violation of any applicable Environmental Law or applicable Environmental Decree (as hereinafter defined) except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and (c) there is not now on, in or under any property owned, leased or operated by the Company or any of its Subsidiaries any underground storage tanks or surface impoundments, or any Hazardous Substances (as hereinafter defined), in each case, which now or in the future may reasonably be expected to form the basis of liability or other obligation under any Environmental Laws, except for such liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used herein: (1) the term "Environmental Laws" means any Laws, and the term "Environmental Decrees" means any Decrees, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), natural resources or occupational health and safety (including, without limitation, those relating to the use, storage, treatment, disposal or transport of Hazardous Substances, petroleum products, pollutants, contaminants or solid or hazardous wastes or odors); and (2) the term "Hazardous Substances" means any substance listed, defined, designated, regulated or classified as a pollutant or contaminant or as hazardous, toxic or radioactive under any applicable Environmental Law, including, without limitation, asbestos-containing materials, polychlorinated biphenyls and petroleum and any derivatives or by-products thereof.

                  Section 3.8. Employee Benefit Plans. (a) Section 3.8 of the Company Disclosure Letter contains a complete list of all material written bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, fringe benefit, stock bonus, stock purchase, restricted stock and stock option plans, employment, severance or change-in-control Contracts, medical, dental, disability, health and life insurance plans, and other plans or other Contracts maintained or contributed to by the Company or any of its Subsidiaries providing compensation or employee benefits to the officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, or pursuant to which the Company or any of its Subsidiaries may have any liability (collectively, the "Company Compensation and Benefit Plans"), indicating which of the foregoing contain "change of control" or similar provisions (but disregarding, for purposes of the Company Disclosure Letter, any employment contract providing for annual aggregate compensation and bonus of less than $100,000 and which is not otherwise material).

                  (b) True and complete copies of all material Company Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to CNT.

                  (c) Each of the Company Compensation and Benefit Plans has been and is being administered in accordance with the terms thereof and all applicable Laws except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each such plan, a "Pension Plan"), included in the Company Compensation and Benefit Plans (a "Company Pension Plan") which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and SPX is not aware of any circumstances which could result in the revocation or denial of any such favorable determination letter. Neither the Company nor any of its Subsidiaries has engaged in, nor, to SPX's knowledge, has any other person engaged in, any material "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, with respect to any Company Compensation and Benefit Plan. There is no pending or, to SPX's knowledge, threatened Litigation relating to any of the Company Compensation and Benefit Plans which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (d) No liability under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries or any entity which is considered one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code (any such entity, a "Company ERISA Affiliate") other than such liabilities that have previously been satisfied or that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Company Pension Plan or by any Company ERISA Affiliate within the past 12 months. Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement, either alone or in conjunction with other events, will result in liability under Title IV of ERISA, including Section 4069, to CNT, Merger Sub, or any ERISA Affiliate of either except for liability that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  (e) All contributions, premiums and payments required to be made under the terms of any Company Compensation and Benefit Plan have been made, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither any Company Pension Plan nor any single-employer plan of a Company ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (f) Neither the Company nor any of its Subsidiaries has contributed to or been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) under, any multi-employer plan (within the meaning of Section 4001(a)(3) of ERISA) (a "Multi-Employer Plan") within the past five years that has not been satisfied nor could any such liabilities be expected to be incurred.

                  (g) Neither the Company nor any of its Subsidiaries (i) maintains or contributes to any Company Compensation and Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code or similar provision of any other Law; or (ii) has ever represented, promised or contracted to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon retirement or termination of employment, except to the extent required by Section 4980B of the Code or similar provision of any other Law.

                  (h) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officers or directors, (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company, any of its Subsidiaries, CNT or the

Surviving Corporation to amend or terminate any Company Compensation and Benefit Plan (or result in any adverse consequence for so doing), (iii) result in any payment or benefit that will or may be made by the Company, any of its Subsidiaries, CNT, the Surviving Corporation or any of their respective affiliates that will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code or (iv) result in a "reportable event" within the meaning of Section 4043 of ERISA, for which the 30 day reporting requirement is not waived.

                  (i) The contributions of the Company and any of its Subsidiaries to any trust described in Section 501(c)(9) of the Code have complied with Section 419A of the Code.

                  Section 3.9. Absence of Certain Changes or Events. Since December 31, 2002, (a) the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice, (b) the Company and its Subsidiaries have not engaged in any material transaction or series of related transactions other than in the ordinary course consistent with past practice, (c) there has not been any Event, alone or taken together with all other existing Events, that has had or would have, individually or in the aggregate, a Material Adverse Effect on the Company, and (d) neither the Company nor any of its Subsidiaries has taken, or failed to take, any action which, if taken or failed to be taken on or after the date hereof, would constitute a breach of Section 5.1(a), except for actions that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.10. Litigation. There is no Litigation pending (or, to SPX's knowledge, threatened) against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before any Governmental Entity, which, if determined adversely to the Company or such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.11. Title to Assets. The Company and its Subsidiaries own or hold under valid leases all the assets necessary for the conduct of their businesses as presently conducted, except where the failure to own or hold such assets would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.12. Intellectual Property. (a) Section 3.12(a) of the Company Disclosure Letter contains a true and complete list of all U.S. patents and all material patent applications, registered trademarks, trademark applications, trademarks, trade names, registered service marks, service mark applications, service marks, Internet domain name registrations, copyrights, copyright applications and copyright registrations of the Company or any of its Subsidiaries.

                  (b) All of the material Company Intellectual Property which are licenses, sublicenses, permissions or other Contracts ("Company Intellectual Property Licenses") are set forth in Section 3.12(b) of the Company Disclosure Letter.

                  (c) With respect to the Company Intellectual Property (including the Intellectual Property Rights (as hereinafter defined) set forth in Sections 3.12(a) and (b) of the Company Disclosure Letter), either (i) the Company or a wholly owned Subsidiary of the Company is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any Encumbrances), such item of Company Intellectual Property or (ii) the Company has full and unencumbered rights to use such item of Company Intellectual Property pursuant to a valid and enforceable Company Intellectual Property License (and is not contractually obligated to grant any rights or make any royalty or other payments to any third party in respect thereof), except where the failure to have such ownership right, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company Intellectual Property includes all of the Intellectual Property Rights that are necessary for the conduct of the businesses of the Company and its Subsidiaries as currently conducted or currently contemplated to be conducted and the absence of which would, individually or in the aggregate, have a Material Adverse Effect.

                  (d) There is no pending or, to SPX's knowledge, threatened Litigation (i) challenging the validity, effectiveness, legality, use, enforceability or ownership by the Company or any of its Subsidiaries of any Company Intellectual Property or (ii) to the effect that the Company or any of its Subsidiaries, the continued operation of their businesses as currently conducted and as currently contemplated to be conducted, or any of the Company Intellectual Property or the exercise of any rights therein, infringes, interferes with, misappropriates or otherwise comes into conflict with any Intellectual Property Right of any person, which Litigation, if determined adversely to the Company or such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on the Company, nor, to SPX's knowledge, are there any valid grounds for any bona fide claim of any such kind. All items of Company Intellectual Property are enforceable, valid, subsisting and in full force and effect, except where the failure of any of the foregoing to be true would not, individually or in the aggregate, have a Material Adverse Effect on the Company. To SPX's knowledge, there is no unauthorized use, infringement or misappropriation of, or any interference or conflict with, any Company Intellectual Property by any person, including any employee of the Company or any of its Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (e) All employees, agents and contractors who have contributed to or participated in the conception and development of Company Intellectual Property on behalf of the Company or any of its Subsidiaries have executed (i) nondisclosure agreements and (ii) are a party to enforceable and appropriate instruments of assignment (including work for hire agreements with respect to any copyrights) in favor of the Company or one of its wholly-owned Subsidiaries in accordance with applicable Law, that have conveyed to the Company or one of its wholly-owned Subsidiaries full, effective, exclusive and original ownership in and to all Company Intellectual Property arising from the efforts of such personnel, except where the failure to have obtained such agreements and assignments would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (f) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will cause the diminution, termination or forfeiture of or otherwise alter or impair any rights or interests of the Company or any of its Subsidiaries in and to any of the Company Intellectual Property which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (g) The term "Intellectual Property Rights" shall mean (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including but not limited to research and development, know-how, business models, formulas, compositions, manufacturing and production processes and techniques, statistical models, methods, schematics, technology, flowcharts, block diagrams, technical data, designs, drawings, specifications, process, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, confidential information regarding or gathered from persons, and all design rights whether or not protected by patent, copyright or other protection), (v) all computer software (including data, databases and related documentation) in whatever form,
(vi) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (vii) all licenses, sublicenses, permissions or other Contracts in connection with any of the foregoing.

                  (h) The term "Company Intellectual Property" shall mean all Intellectual Property Rights which are used or are proposed to be used in connection with the conduct of the business of the Company or any of its Subsidiaries as currently conducted or currently contemplated to be conducted.

                  Section 3.13. Material Contracts. All of the Company Contracts that are required to be described in the Company SEC Reports or to be filed as exhibits thereto are described in the Company SEC Reports or filed as exhibits thereto. Neither the Company nor any of its Subsidiaries nor, to SPX's knowledge, any other party is in breach of or in default under any Company Contract, except for such breaches and defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Section 3.13 of the Company Disclosure Letter sets forth:

                           (i) any Company Contract containing any provision or
covenant limiting the ability of the Company or any of its Subsidiaries to (a) sell any product or service of or to any other person, (b) engage in any line of business, or (c) compete with or obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries which limitation would, individually or in the aggregate, have a Material Adverse Effect on the Company;

                           (ii) any Company Contract, or group of Company
Contracts with a Person (or group of affiliated Persons), the termination or breach of which would have a Material Adverse Effect on the Company;

                           (iii) (A) all Company Contracts with the top two
providers (as measured by fees paid under such Contracts in the last fiscal year) pursuant to which the Company purchases ASICS, (B) all Company Contracts with the top five distributors of end-user products (as measured by revenues received under such Contracts in the last fiscal year) pursuant to which the Company or any of its Subsidiaries distributes its end-user products, and (C) all Company Contracts with the top five third-party manufacturers (as measured by fees paid under such Contracts in the last fiscal year) pursuant to which the products of the Company or any of its Subsidiaries (or subassemblies thereof) are manufactured; and

                           (iv) all written Company Contracts with SPX or any of
its Subsidiaries (other than the Company or any of its Subsidiaries).

                  Section 3.14. Labor Matters. The Company and its Subsidiaries do not have any labor Contracts (including any collective bargaining agreements) with any persons employed by the Company or any of its Subsidiaries or any persons otherwise performing services primarily for the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries in the process of negotiating any such Contract. There is no labor strike, dispute or stoppage pending or, to the knowledge of SPX, threatened against the Company or any of its Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on the Company, and neither the Company nor any of its Subsidiaries has experienced any such labor strike, dispute or stoppage since December 31, 2002, (b) none of the Company or any of its Subsidiaries is subject to a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, which proceeding, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect on the Company, and (c) there are, to the knowledge of SPX, no organizational efforts currently being made involving any of employees of the Company or any of its Subsidiaries.

                  Section 3.15. Tax Matters. The Company and each of its Subsidiaries have (i) filed or have had filed all federal, state, local and foreign Tax Returns (as hereinafter defined) required to be filed by or with respect to them or by any consolidated group in which they are included (taking into account extensions), (ii) paid or have had paid or accrued all Taxes shown to be due on such Returns or which are otherwise due and payable, and (iii) paid or have had paid or accrued all Taxes for which a notice of assessment or collection has been received, except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Internal Revenue Service nor any other taxing authority has asserted any claim for Taxes, or to the knowledge of SPX, is threatening to assert any claim for Taxes, against the Company or any of its Subsidiaries which claim, if determined adversely to the Company or such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Entities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no outstanding Contracts or waivers extending the statutory period of limitation applicable to any material Tax Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries (other than liens for Taxes that are not yet due), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries (i) has been a member of a group filing consolidated Tax Returns for federal income Tax purposes (except for the group of which SPX is the common parent), or (ii) is a party to a Tax sharing or Tax indemnity Contract or any other Contract of a similar nature with any entity other than SPX or any of its Subsidiaries (a true and complete copy of which Contract has been provided to CNT) that remains in effect. No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns or have Tax Returns filed on its behalf that the Company or any of its Subsidiaries is or may be subject to Tax by that jurisdiction where such claim, if determined adversely to the Company or such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is the subject of any currently ongoing audit or examination with respect to Taxes which, if determined adversely to the Company or such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on the Company, nor, to the knowledge of SPX, has any such audit been threatened or proposed by any taxing authority.

                  For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another person by Contract, as a transferee or successor, under Treas. Reg. Section 1.1502-6 or analogous provision of Law or otherwise; and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  Section 3.16. Off-Balance Sheet Transactions. Section 3.16 of the Company Disclosure Letter sets forth a true and complete list of all of the Company's off-balance sheet arrangements (as defined in SEC Release Nos. 33-8182; 34-47264).

                  Section 3.17. Customers. Since December 31, 2002, no customers have cancelled or otherwise terminated (other than at the end of the stated term of their Contract with the Company or a Subsidiary of the Company) or decreased materially, or given any written notice to the Company or any Subsidiary of the Company that they intend to cancel or otherwise terminate or decrease materially, their relationship with the Company or such Subsidiary or their usage of the services or products of the Company or such Subsidiary, which cancellation, termination or decrease would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.18. Takeover Laws. This Agreement is exempt from the requirements of all applicable "moratorium", "control share", "fair price", "business combination" and other anti-takeover Laws and regulations (collectively, "Takeover Laws").

                  Section 3.19. Finders or Brokers. Neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary who might be entitled to any fee or any commission in connection with or upon the execution of this Agreement or the consummation of the transactions contemplated hereby.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF CNT AND MERGER SUB

                  CNT and Merger Sub represent and warrant to SPX that except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to SPX by CNT concurrently with entering into this Agreement (the "CNT Disclosure Letter"):

                  Section 4.1. Organization, Qualification, Etc. (a) CNT is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to prevent or substantially delay consummation of the transactions contemplated by this Agreement (a "Material Adverse Effect on CNT"). The copies of CNT's articles of incorporation and bylaws which have been delivered or made available to SPX are complete and correct and in full force and effect.

                  (b) Merger Sub is an entity duly organized, validly existing and in good standing (where applicable) under the Laws of its jurisdiction of incorporation or organization, has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so organized, existing, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on CNT. All the outstanding shares of capital stock of, or other ownership interests in, Merger Sub are validly issued, fully paid and non-assessable and are owned by CNT, directly or indirectly, free and clear of all Encumbrances, except for Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on CNT. CNT has delivered or made available to SPX complete and correct copies of the certificate of incorporation and bylaws or other organizational documents of Merger Sub.

                  Section 4.2. Corporate Authority; No Violation. (a) CNT has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The Board of Directors of CNT, at a meeting duly called and held at which a quorum was present throughout, has unanimously approved this Agreement and authorized the execution and delivery by CNT of this Agreement and the performance by CNT of its obligations hereunder, and no other corporate proceedings on the part of CNT are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CNT and, assuming this Agreement constitutes a valid and binding agreement of SPX, constitutes a valid and binding agreement of CNT, enforceable against CNT in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by Merger Sub of its obligations hereunder have been duly and validly authorized by the Board of Directors of Merger Sub and approved by CNT, its sole shareholder, and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of SPX, constitutes a valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                  (b) The execution, delivery and performance of this Agreement by CNT and Merger Sub do not, and the consummation by CNT and Merger Sub of the transactions contemplated hereby will not, constitute or result in (with or without notice, lapse of time, or both) (i) a breach or violation of, or a default under, or the creation of any rights in favor of any party under, the certificate of incorporation or bylaws of CNT or the comparable governing instruments of any of its Subsidiaries, (ii) a breach or violation of, or a default under, or an acceleration of any obligations under, or the creation of an Encumbrance on the assets of CNT or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon CNT or any of its Subsidiaries ("CNT Contracts") or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in
Section 4.2(c)) any applicable Law or Decree or governmental permit or license to which CNT or any of its Subsidiaries is subject, or (iii) any change in the rights or obligations of any party under any of the CNT Contracts, except in the case of clause (ii) or (iii) for any breach, violation, default, acceleration, creation of rights or Encumbrances or change that would not, individually or in the aggregate, have a Material Adverse Effect on CNT.

                  (c) Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the HSR Act, and the securities or blue sky Laws of the various states and other than the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any Governmental Entity, and no authorization, consent or approval of, or notice to, any party under any of the CNT Contracts, is necessary for the consummation by CNT or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals, filings and notices that, if not obtained, made or given, would not, individually or in the aggregate, have a Material Adverse Effect on CNT.

                  Section 4.3. Litigation. There is no Litigation pending (or, to CNT's knowledge, threatened) against CNT or any of its Subsidiaries or any of their respective properties, at law or in equity or before any Governmental Entity, which, if determined adversely to CNT or such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on CNT.

                  Section 4.4. Opinion of Financial Advisor. The Board of Directors of CNT has received the written opinion of Bear Stearns & Co. Inc. ("Bear Stearns"), dated the date of this Agreement, to the effect that, as of such date, the Transaction Consideration is fair to CNT from a financial point of view, and such opinion has not been revoked or modified in any respect.

                  Section 4.5. Funding. CNT has, and will have at the Closing, funds sufficient to pay the Transaction Consideration.


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

                  CNT and Merger Sub on the one hand and SPX on the other hand hereby covenant and agree with one another as follows:

                  Section 5.1. Conduct of Business. During the period between the date hereof and the Closing, except as may otherwise be consented to in writing by CNT (in the case of Section 5.1(a)) or SPX (in the case of Section 5.1(b)) (which consent, in each case, shall not be unreasonably withheld or delayed) or as may be expressly permitted pursuant to this Agreement or as set forth in Section 5.1 of the Company Disclosure Letter or Section 5.1 of the CNT Disclosure Letter, as applicable:

                  (a) SPX shall cause the Company and each of the Company's Subsidiaries to conduct its operations in the ordinary and usual course of business in substantially the same manner as heretofore conducted and use its reasonable best efforts to preserve intact its business organization and goodwill in all material respects, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, maintain its existing relationships with suppliers, distributors, customers and others having business relationships with it and continue its existing insurance policies (or comparable insurance policies) in full force and effect. Without limiting the generality of the foregoing and except as set forth in Section 5.1 of the Company Disclosure Letter, SPX shall cause the Company and the Company's Subsidiaries not to (i) authorize, declare, set aside or pay any dividends on, or make any distribution with respect to, its outstanding shares of capital stock, except that (1) wholly owned domestic Subsidiaries of the Company may pay dividends or make distributions of cash to the Company or another wholly owned Subsidiary of the Company, and (2) wholly owned foreign Subsidiaries of the Company may pay dividends to the Company or to other wholly owned Subsidiaries of the Company so long as such dividends do not have adverse tax consequences to the Company or any of its Subsidiaries; (ii) except in the ordinary course of business consistent with past practice, enter into or amend any employment, severance, change-in-control, or similar Contract with, or grant any bonus or salary increases or otherwise increase the compensation or benefits provided to, any of their respective employees; provided, however, that (A) any of the foregoing actions with respect to any director or executive officer and (B) any new severance or change-of-control Contract or amendment of any existing severance or change-of-control Contract with any person shall in all cases require CNT's consent; (iii) authorize, or announce an intention to authorize, or enter into a Contract with respect to, or take any other action with respect to (1) any merger, consolidation or business combination, (2) any liquidation, dissolution, restructuring or reorganization, or (3) any acquisition or disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights; (iv) propose or adopt any amendments to the Company's certificate of incorporation or bylaws; (v) issue, sell, pledge or otherwise dispose of, or create any Encumbrance on, any capital stock owned by it in any of its Subsidiaries; (vi) issue, sell or otherwise permit to become outstanding any shares of its capital stock, except upon exercise of Company Stock Options outstanding on the date hereof and set forth in Section 3.2 or granted after the date hereof in compliance with this Section 5.1, or effect any stock split or reverse stock split or otherwise change its capitalization from that reflected in Section 3.2, or redeem, repurchase or otherwise acquire any shares of its capital stock; (vii) grant or award any options, warrants, conversion rights or other rights to acquire any shares of the capital stock of the Company or any of its Subsidiaries, or enter into any other Share Arrangement relating to such capital stock; (viii) except as provided in clause (ii) above, amend the terms of any of the Company Compensation and Benefit Plans or adopt any new plan, program, policy or arrangement providing for compensation or employee benefits of any kind; (ix) except pursuant to existing credit agreements disclosed to CNT in Section 5.1 of the Company Disclosure Letter, incur, create, assume or otherwise become liable for any indebtedness for borrowed money; (x) except in the ordinary course of business, consistent with past practice, transfer, lease, license, mortgage, pledge or create any other Encumbrance on any material asset or material amount of assets; (xi) make any material Tax election or settle or compromise any material Tax liability; (xii) incur or commit to any capital expenditure, individually or in the aggregate, in excess of the amount set forth in Section 5.1 of the Company Disclosure Letter; (xiii) enter into any Contract containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries to (A) sell any products or services of or to any other person, (B) engage in any line of business or (C) compete with or obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries; (xiv) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or Regulation S-X promulgated under the Exchange Act; (xv) settle any material Litigation against the Company; (xvi) enter into or amend in any material respect any agreement with SPX or any of its Subsidiaries (excluding the Company or any of its Subsidiaries) or (xvii) agree or commit to do anything prohibited by this Section 5.1(a).

                  (b) CNT shall not, and shall cause its Subsidiaries not to, authorize, or announce an intention to authorize, or enter into a Contract with respect to, or take any other action with respect to (1) any merger, consolidation or business combination, (2) any liquidation, dissolution, restructuring or reorganization, or (3) any acquisition of a material amount of assets or securities, or agree or commit to do any of the foregoing.

                  Section 5.2. Investigation. During the period between the date hereof and the Closing, SPX shall cause the Company to afford to CNT and to CNT's officers, employees, accountants, counsel and other authorized representatives full and complete access, during normal business hours, to (a) the Company's and its Subsidiaries' plants, properties, Contracts, books and records (including but not limited to (i) Tax Returns, (ii) audits, assessments, reports, studies, monitoring results and any other information or documents relevant to the environment or occupational health and safety, and (iii) accountants work papers); (b) any report, schedule or other document filed or received by it or its Subsidiaries pursuant to the requirements of federal or state securities Laws; and (c) any other information concerning the Company's or its

Subsidiaries' business, properties and personnel as the other may reasonably request; provided, however, that no investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by SPX. CNT agrees that it will treat any such information in accordance with the Bilateral Non-Disclosure Agreement, dated as of December 18, 2001, between the Company and CNT (the "Confidentiality Agreement"). Notwithstanding any provision of this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall be obligated to make any disclosure in violation of applicable Laws or if disclosure would cause a breach of any confidentiality provision of a Contract or a forfeiture of attorney-client privilege. SPX will cause the Company to make appropriate substitute disclosure arrangements if the circumstances of the preceding sentence apply.

                  Section 5.3. Additional Reports. During the period between the date hereof and the Closing, SPX shall furnish to CNT copies of any Company SEC Reports which are filed with the SEC on or after the date hereof, and SPX represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will comply in all material respects with the applicable requirements of the Sarbanes-Oxley Act. Any consolidated financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and their cash flows and other information included therein for the periods and as of the dates then ended, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto, and subject, in the case of interim financial statements, where appropriate, to normal year-end adjustments that would not, individually or in the aggregate, be material in amount or effect).

                  Section 5.4. Reasonable Best Efforts. Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including without limitation (A) the obtaining of (and cooperating with the other parties to obtain) all waivers, consents, exemptions, licenses, permits, authorizations, orders and approvals from, and the making of all other necessary registrations and filings with, Governmental Entities (including, without limitation, filings required to be made pursuant to the HSR Act), and the obtaining of (and cooperating with the other parties to obtain) all waivers, consents, exemptions, licenses, authorizations and approvals from third parties, which may be necessary or desirable to be obtained in order to consummate the transactions contemplated by, and to fully carry out the purposes of and realize the benefits of, this Agreement, and (B) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of and realize the benefits of, this Agreement.

                  Section 5.5. Takeover Statutes. None of the parties shall take any action that would cause the transactions contemplated by this Agreement to be subject to the requirements of any Takeover Law. If any Takeover Law shall become applicable to the transactions contemplated by this Agreement, each of the parties shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby, and otherwise act to eliminate or minimize the effects of such Takeover Law on the transactions contemplated hereby.

                  Section 5.6. No Solicitation. During the term of this Agreement, SPX shall not, and shall not authorize or permit any of its Subsidiaries, directors, officers, advisors, employees, accountants, counsel, agents or other representatives, directly or indirectly, to, take any action to solicit, initiate, encourage, facilitate or induce, furnish or disclose non-public information in furtherance of, or afford any access to any properties, books, or records in furtherance of, any inquiries or the making of any proposal with respect to, any recapitalization, merger, consolidation or other business combination involving the Company or any of its Subsidiaries, or the acquisition of 10% or more of the capital stock of the Company or any of its Subsidiaries or the acquisition of 10% or more (on a book value or fair market value basis) of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (each, a "Competing Transaction"), or negotiate or otherwise engage in discussions with any person (other than SPX, the Company, CNT, Merger Sub or their respective directors, officers, advisors, employees, accountants, counsel, agents or other representatives) with respect to any Competing Transaction or enter into any Contract requiring it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement, and will immediately cease all existing activities, discussions and negotiations with any persons conducted heretofore with respect to any proposal for a Competing Transaction and request the return or destruction of all non-public information furnished in connection therewith.

                  Section 5.7. Public Announcements. Each of the parties agrees that it shall not, nor shall any of their respective affiliates, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other parties, except such disclosure as may be required by Law or by any agreement with Nasdaq; provided, if such disclosure is required by Law or any such agreement, such disclosure shall not be made without prior consultation with the other parties.

                  Section 5.8. Indemnification and Insurance. (a) CNT and Merger Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company or any of its Subsidiaries (the "Indemnified Parties") as provided in the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or in any Contract disclosed in Section 5.8 of the Company Disclosure Letter shall survive the Closing and the Merger and shall continue in full force and effect in accordance with their terms.

                  (b) For six years from the Closing, CNT shall, and shall cause the Company to, jointly and severally indemnify, defend and hold harmless each of the Indemnified Parties against any claims for acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by applicable Law, including with respect to taking all actions necessary to advance expenses to the fullest extent permitted by applicable Law ("Indemnification"); provided, however, that Indemnification shall only be required if and to the extent that such claim, or any portion thereof, is not paid (including by reason of the application of any deductible, self-retention or co-payment provision) from a SPX D&O Policy (as defined in Section 5.8(c)).

                  (c) SPX and CNT agree that (i) in lieu of CNT's obtaining and maintaining directors and officers liability insurance in respect of the Indemnified Parties for acts or omissions occurring at or prior to the Effective Time, SPX will, for a period of six years following the Closing, continue to include the Indemnified Parties, but solely with respect to acts or omissions occurring at or prior to the Effective Time and not with respect to any other acts or omissions, in SPX's existing directors and officers liability insurance policy and any renewal policy or substitute policy obtained by SPX with respect to its own directors and officers ( a "SPX D&O Policy"), and (ii) in consideration therefor, CNT shall pay to SPX, at the Closing, the amount of $500,000 by wire transfer of immediately available funds to the account designated by SPX.

                  The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                  Section 5.9. Notification of Certain Matters. Each of SPX and CNT shall give prompt notice to the other of any Event known to it that (i) is reasonably likely, individually or taken together with all other existing Events known to it, to have a Material Adverse Effect on the Company or a Material Adverse Effect on CNT, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                  Section 5.10. Section 16(b) Approvals. Prior to the Closing, the Board of Directors or Compensation Committee thereof of CNT shall grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the acquisition in the Merger of CNT Exchange Options to be exempt from the provisions of Section 16(b) of the Exchange Act.

                  Section 5.11. Employee Plans and Benefit Arrangements. (a) From and after the Effective Time, subject to applicable Law, CNT shall cause the Surviving Corporation and its Subsidiaries to honor the obligations to participants and beneficiaries incurred prior to the Effective Time under those Company Compensation and Benefit Plans that immediately prior to the Effective Time are sponsored by the Company or any of its Subsidiaries. From and after the Effective Time, CNT shall cause the Surviving Corporation and its Subsidiaries to reimburse SPX for the costs under those Company Compensation and Benefit Plans that immediately prior to the Effective Time are sponsored by SPX to the same extent that such reimbursement occurred prior to the Effective Time, except that neither CNT nor the Surviving Corporation and its Subsidiaries shall have any obligation after the Effective Time to SPX with respect to any retiree medical plan or defined benefit pension plan; and provided, however, that, with respect to short-term disability benefits, CNT may, by written notice to SPX prior to the Effective Time, agree to cause the Surviving Corporation to assume any and all obligations and liabilities of SPX to provide such benefits following the Effective Time.

                  (b) After the Effective Time, CNT shall cause the Surviving Corporation to grant to all individuals who are, as of the Effective Time, employees of the Company or any of its Subsidiaries (the "Company Employees") credit for all service with the Company, any of its present and former Subsidiaries, any other affiliate of the Company and their respective predecessors (collectively, the "Company Affiliated Group") prior to the Effective Time for purposes of eligibility and vesting (but not benefit accrual) under any plan or arrangement of the Surviving Corporation or any of its affiliates which provides compensation or employee benefits to them to the extent that prior service with CNT and its Subsidiaries is recognized thereunder in respect of employees other than the Company Employees. Any employee benefit plan of the Surviving Corporation or any of its affiliates which provides medical, dental or life insurance benefits after the Effective Time to any individual who is a current or former employee of the Company Affiliated Group as of the Effective Time or a dependent thereof shall, with respect to such individuals, waive any waiting periods and any pre-existing conditions and actively-at-work exclusions (other than actively-at-work exclusions applicable to life insurance benefits) to the extent so waived under present policy of the Company Affiliated Group and shall provide that any expenses incurred on or before the Effective Time by such individuals shall be taken into account under such plans for purposes of satisfying applicable deductible or coinsurance provisions to the extent taken into account under present policy of the Company Affiliated Group. Promptly after the date of this Agreement, CNT shall use its reasonable best efforts to cause its provider of life insurance benefits to the employees of the Surviving Corporation and its Subsidiaries to waive, without additional charge, actively-at-work exclusions applicable to such employees as of the Effective Time.

                  (c) SPX shall cause the Company to take all steps necessary to
(i) suspend or terminate its Employee Stock Purchase Plan as of a date no more than 10 days from the date hereof, such that no rights shall be outstanding thereunder following the date of such suspension or termination, and (ii) promptly after such suspension or termination, refund any unutilized payroll deductions thereunder to participants therein.

                  (d) Except as set forth in Section 5.1 of the Company Disclosure Letter, SPX shall cause the Company not to take any action (including by the Board of Directors of the Company) prior to the Closing (other than the performance of the transactions contemplated by this Agreement) which could result in all or any portion of any Compensatory Equity or Other Compensation (as each term is hereinafter defined) ceasing to be subject to any restrictions applicable thereto (including, without limitation, the schedule as to exercisability applicable to any Company Stock Option and any restrictions relating to vesting, transfer, distribution, payment or forfeiture) on or after the Effective Time sooner than were applicable thereto prior to the Effective Time. For purposes of this Section 5.11(d), "Compensatory Equity" shall mean the Company Stock Options, any Company Common Stock (including, without limitation, restricted Company Common Stock) and any other rights relating to Company Common Stock, in each case granted by the Company or any of its Subsidiaries in whole or in part as compensation; and "Other Compensation" shall mean any payments or benefits under any Company Compensation and Benefit Plans (including, without limitation, any Company Pension Plan, supplemental retirement plan or deferred compensation plan).

                  (e) During the period beginning immediately following the Closing Date and ending at least one year following the Effective Time, CNT shall cause the Company (prior to the Merger), the Surviving Corporation (following the Merger) and the Subsidiaries of each of them to provide benefits to the employees of the Company, the Surviving Corporation and such

Subsidiaries and their dependents which will be comparable in the aggregate to those provided to such individuals by the Company Affiliated Group immediately prior to the Closing Date (excluding defined benefit pension benefits and equity compensation). The parties agree that the benefits presently offered by CNT and its Subsidiaries to their employees and the dependents thereof are comparable in the aggregate to those provided to such employees and their dependents by the Company Affiliated Group immediately prior to the Closing Date (excluding defined benefit pension benefits and equity compensation).

                  (f) Upon the termination by CNT or any of its affiliates of the employment of any employee of the Company or any of its Subsidiaries on or after the Closing Date and on or prior to the first anniversary of the Effective Time, other than for "cause" (as determined under generally applicable CNT policy), such employee shall be entitled to receive severance pay equal to the sum of (x) three weeks of base pay and (y) one week of base pay for each full year of service with the Company Affiliated Group or CNT and its affiliates, up to a maximum of 29 weeks of base pay. In addition, such employee shall be entitled to receive COBRA continuation coverage at active employee rates during the severance pay period. The foregoing payments and benefits shall be conditioned on the execution by such employee of a general release of claims in form reasonably satisfactory to CNT.

                  (g) Following the Effective Time, CNT shall cause the Surviving Corporation and its Subsidiaries to reimburse SPX for the amount by which the cost to SPX following the Effective Time of the COBRA continuation coverage elected by the employees of the Company and its Subsidiaries exceeds the cost charged to such employees by SPX for such coverage; provided, however, that, in lieu thereof, CNT may, by written notice to SPX prior to the Effective Time, agree to cause the Surviving Corporation to assume any and all obligations and liabilities of SPX to provide COBRA continuation coverage following the Effective Time to employees of the Surviving Corporation and its Subsidiaries.

                  Section 5.12. IPO Litigation. Following the Closing, SPX agrees to indemnify, defend and hold harmless (but only to the extent set forth below) the Company from any Judgments (as hereinafter defined) entered against the Company in, or amounts paid by the Company in settlement of, the IPO Litigation (as hereinafter defined) and any Defense Costs (as hereinafter defined) incurred by the Company from and after the Closing for which the insurers would have been required to reimburse the Company under the terms of the Policies (as hereinafter defined) ("IPO Amounts"); provided, however, that SPX shall only be liable under this Section 5.12 if and to the extent a Judgment has been entered that the applicable SPX insurance policy or policies (collectively, the "Policies") do not insure against the IPO Amounts. SPX's liability under this Section 5.12 shall be limited to the amount that would have been payable by the insurers under the Policies had there been no Judgment entered that the Policies do not insure against the IPO Amounts, and shall therefore be reduced by all amounts that would have reduced the amount of recovery under the terms of the Policies had coverage been in effect, including the amount of any deductible, self-retention or co-payment and any reduction in the amount of coverage as a result of the insurer having to pay other claims under the Policies. SPX shall vigorously defend the IPO Litigation and shall control the defense of the IPO Litigation including any settlement thereof. CNT agrees to, and to cause the Company to, cooperate with SPX in the defense and settlement of the IPO Litigation including providing SPX with access to books and records and personnel of the Company. Following the Closing, CNT shall cause the

Company to continue to pay the expenses incurred in connection with the defense and settlement of the IPO Litigation to the extent required under the terms of the Policies (the "Defense Costs"). CNT agrees not to, and to cause the Company not to, take any actions that would jeopardize any rights of recovery under the Policies, including settling the IPO Litigation claim, incurring any Defense Costs or otherwise assuming any contractual obligations or admitting any liability with respect to the IPO Litigation claim except in compliance with the terms of the Policies. As used herein, "IPO Litigation" shall mean In re Initial Public Offering Securities Litigation (Gary Ferber, et al v. Inrange Technologies Corporation), Master File No. 21 MC 92 (United States District Court for the Southern District of New York) and "Judgment" shall mean a final, non-appealable judgment entered by a court of competent jurisdiction.

                  Section 5.13. Transfer Restrictions. SPX shall not, and shall cause DSC not to, sell or otherwise transfer any of its shares of Class A Common Stock to any person other than an affiliate of SPX which agrees in writing to be bound by the provisions hereof applicable to SPX.


                                   ARTICLE VI

                                   CONDITIONS

                  Section 6.1. Conditions to Each Party's Obligation to Effect the Stock Purchase. The respective obligations of each party to effect the Stock Purchase shall be subject to the satisfaction at or prior to the Closing Date (or waiver, to the extent legally permitted, by the party for whose benefit the applicable condition exists) of the following conditions:

                  (a) All regulatory approvals required to consummate the Stock Purchase shall have been obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, other than any such regulatory approvals the lack of which would not, individually or in the aggregate, have a Material Adverse Effect on CNT (in the case of SPX's obligation to close) or on the Company (in the case of CNT's obligation to close).

                  (b) No Law or Decree shall have been enacted, entered, promulgated, or enforced by any Governmental Entity which prohibits or makes illegal the consummation of any of the transactions contemplated hereby.

                  Section 6.2. Conditions to Obligations of CNT and Merger Sub to Effect the Stock Purchase. The obligation of CNT and Merger Sub to effect the Stock Purchase is further subject to the satisfaction (or waiver, to the extent legally permitted, by CNT and Merger Sub) of the conditions that:

                  (a) Each of the representations and warranties of SPX contained herein that are subject to "materiality" or "Material Adverse Effect" qualifiers shall be true and correct in all respects on and as of the Closing Date, and the representations and warranties of SPX contained herein that are not subject to "materiality" or "Material Adverse Effect" qualifiers shall be true and correct in all material respects on and as of the Closing Date, in each case with the same effect as though made on and as of the Closing Date, except as specifically permitted by the terms of this Agreement, and except to the extent that such representations and warranties were made as of a specified date, and as to such representations and warranties the same shall continue on and as of the Closing Date to have been true in all respects or in all material respects, as applicable, as of the specified date.

                  (b) SPX shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (c) SPX shall have delivered to CNT a certificate, dated the Closing Date and signed by its Chief Executive Officer, President or a Vice President, certifying the satisfaction of the conditions set forth in the foregoing clauses (a) and (b).

                  (d) The outstanding loan agreement between the Company and SPX shall have been terminated and all funds repaid to the Company with applicable interest and all other intercompany arrangements between the Company and SPX other than the Tax Sharing Agreement dated as of September 18, 2000 shall have been terminated.

                  (e) The lenders under SPX's Credit Agreement shall have released their liens on the SPX Class B Common Stock.

                  (f) The SPX Class B Common Stock shall represent at least 90% of the shares of capital stock of the Company outstanding on the Closing Date.

                  Section 6.3. Conditions to Obligations of SPX to Effect the Stock Purchase. The obligation of SPX to effect the Stock Purchase is further subject to the satisfaction (or waiver, to the extent legally permitted, by SPX) of the conditions that:

                  (a) Each of the representations and warranties of CNT and Merger Sub contained herein that are subject to "materiality" or "Material Adverse Effect" qualifiers shall be true and correct in all respects on and as of the Closing Date, and the representations and warranties of CNT and Merger Sub contained herein that are not subject to "materiality" or "Material Adverse Effect" qualifiers shall be true and correct in all material respects on and as of the Closing Date, in each case with the same effect as though made on and as of the Closing Date, except as specifically permitted by the terms of this Agreement, and except to the extent that such representations and warranties were made as of a specified date, and as to such representations and warranties the same shall continue on and as of the Closing Date to have been true in all respects or in all material respects, as applicable, as of the specified date.

                  (b) CNT and Merger Sub each shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (c) CNT and Merger Sub shall have delivered to SPX (i) a certificate, dated the Closing Date and signed by its Chief Executive Officer, President or a Vice President, certifying the satisfaction of the conditions set forth in the foregoing clauses (a) through (b).

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1. Termination or Abandonment. This Agreement may be terminated and the Stock Purchase and Merger may be abandoned at any time prior to the Closing Date:

                  (a) by mutual written consent of SPX and CNT;

                  (b) by SPX or CNT if the Stock Purchase shall not have been consummated before November 1, 2003; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Stock Purchase to occur before such date;

                  (c) by SPX or CNT, if (i) any Law shall have been enacted, entered or promulgated prohibiting the consummation of the Stock Purchase on substantially the terms contemplated hereby or otherwise making the Stock Purchase illegal; or (ii) any Decree shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Stock Purchase on substantially the terms contemplated hereby, and such Decree shall have become final and non-appealable; provided, that the party seeking to terminate the Agreement pursuant to this Section 7.1(c) shall have used its reasonable best efforts to remove such Decree; or

                  (d) by SPX or CNT if there shall have been a material breach by CNT or Merger Sub, on the one hand or SPX, on the other hand, of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 6.2 (in the case of a breach by SPX) or
Section 6.3 (in the case of a breach by CNT or Merger Sub), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured on or before the earlier of (x) the 30th day after written notice thereof shall have been received by the party alleged to be in breach, and (y) the Closing Date.

                  Section 7.2. Effect of Termination. Termination of this Agreement by CNT or SPX, as the case may be, shall be effected by delivery of written notice by the terminating party to the other party stating that the terminating party is terminating this Agreement in accordance with the provisions of this Article VII. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (except for the provisions of the second sentence of Section 5.2, this Section 7.2 and Sections 5.7, 8.2, 8.4 and 8.5) shall become null and void and have no effect, without any liability on the part of any party or any of its affiliates. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for any willful breach of any provision of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1. No Survival of Representations and Warranties. None of the representations, warranties and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Stock Purchase, except for the agreements set forth in Article II, the provisions of Sections 3.19, 5.8, 5.11, 5.12, 8.2, 8.4, 8.5, 8.6, 8.8 and
8.9 and this Section 8.1.

                  Section 8.2. Expenses. If the Closing does not occur, then all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby ("Expenses") shall be paid by the party incurring such Expenses, except that the fee payable in connection with the filings made pursuant to the HSR Act shall be shared equally by SPX and CNT. If the Closing does occur, then all Expenses (including legal fees and expenses of the parties hereto and of the Company) shall be paid by CNT, and CNT shall reimburse SPX for any share of the Expenses paid by SPX; provided, however, that CNT's obligation hereunder to pay the Company's and SPX's legal fees insofar as such fees relate to services rendered through April 5, 2003 shall not exceed the amount set forth in Section 8.2 of the Company Disclosure Schedule.

                  Section 8.3. Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

                  Section 8.4. Governing Law; Consent to Jurisdiction. (a) This Agreement and the agreements, instruments and documents contemplated hereby, shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of Laws thereof.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America in each case located in Wilmington, Delaware for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.5 shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America in each case located in Wilmington, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                  Section 8.5. Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if given by hand, registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons specified in this Section 8.5, when delivered at the address specified in this Section 8.5:

                  To CNT or Merger Sub:

                           Computer Network Technology Corporation
                           6000 Nathan Lane North
                           Minneapolis, MN  55442
                           Attention: Mr. Thomas G. Hudson
                           Telecopier: (763) 268-6806

                  with a copy to:

                           Leonard, Street and Deinard Professional Association Suite 2300
                           Minneapolis, Minnesota 55402
                           Attention: Morris M. Sherman, Esq.
                           Telecopier: (612) 335-1657

                  To SPX:

                           SPX Corporation
                           13515 Ballantyne Corporate Place
                           Charlotte, NC 28277
                           Attention: Christopher J. Kearney, Esq.
                           Telecopier: (704) 752-7442

                  with a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York 10004-1980
                           Attention: Aviva Diamant, Esq.
                           Telecopier: (212) 859-4000

                  Section 8.6. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided however, that Merger Sub may assign all of its rights and obligations under this Agreement and the transactions contemplated hereby to any other wholly owned Subsidiary of CNT. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  Section 8.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  Section 8.8. Enforcement of Agreement. The parties hereto agree that money damages or other remedy at Law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement and that, in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by Law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

                  Section 8.9. Entire Agreement; Third Party Beneficiaries. This
Agreement:

                  (a) along with the Confidentiality Agreement, the Company Disclosure Letter, the CNT Disclosure Letter, and any other Exhibits hereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof; and

                  (b) except for the provisions of Section 5.8, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 8.10. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  Section 8.11. Certain Definitions. References in this Agreement to "Subsidiaries" of SPX, the Company or CNT shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are directly or indirectly owned by SPX, the Company or CNT, as the case may be. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") of a person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a Governmental Entity. References in Sections 5.8 and 5.12 to "Company" after the Effective Time shall include the Surviving Corporation.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       SPX CORPORATION

                                       By: /s/ Patrick J. O'Leary
                                           -------------------------------------
                                           Name: Patrick J. O'Leary
                                           Title: Chief Financial Officer


                                       Computer Network Technology Corporation

                                       By: /s/ Gregory T. Barnum
                                           -------------------------------------
                                           Name: Gregory T. Barnum
                                           Title: Chief Financial Officer

                                       BASKETBALL CORPORATION

                                       By: /s/ Gregory T. Barnum
                                           -------------------------------------
                                           Name: Gregory T. Barnum
                                           Title: Chief Financial Officer

                                                                       EXHIBIT A

                    FORM OF AMENDED AND RESTATED CERTIFICATE
                         OF INCORPORATION OF THE COMPANY


         Inrange Technologies Corporation, a Delaware corporation (the "Corporation") hereby certifies as follows:

         1. The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on April 19, 1977, under the name Data/Switch Corporation.

         2. This Amended and Restated Certificate of Incorporation has been approved pursuant to Section 253(c) of the Delaware General Corporation Law ("DGCL").

         3. Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

         4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

         The name of this corporation shall be Inrange Technologies Corporation (the "Corporation").

                                   ARTICLE II

         The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The Corporation shall be authorized to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

         The aggregate number of shares of stock that the Corporation has the authority to issue is seven million five hundred thousand (7,500,000) shares, each of which shall have a par value of one cent ($0.01) per share.

                                    ARTICLE V

         The Corporation's Board of Directors shall have the authority to establish more than one class or series of the shares of stock of the Corporation, and the different classes and series shall have such relative powers, preferences and rights, with such designations, qualifications, limitations and restrictions, as the Board may by resolution provide.

                                   ARTICLE VI

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The foregoing shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of DGCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article VI. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal of this provision as a matter of law or any modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VII

         The Corporation's Board of Directors is authorized to adopt, amend or repeal the bylaws of the Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

                                  ARTICLE VIII

         Election of directors of the Corporation need not be by written ballot.



                                      A-2